[Exhibit 23.1]

                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to (a) the inclusion in the Registration Statement of CAP Central Access Point, Inc. on Form SB-2 of our report dated October 20, 2001, relating to the financial statements of CAP Central Access Point, Inc. as of September 30, 2001 and for the period from inception, August 8, 2001 through September 30, 2001 and (b) the reference to our firm in the Registration Statement under the caption "Experts".



Randy Simpson, CPA, P.C.
A Professional Corporation
January 15, 2002
Sandy, Utah